Exhibit 8(j)
CUSTODIAN AGREEMENT
Dated as of:  ____________
Between
Each of the Investment Companies
Listed on Appendix "A" Attached Hereto
and
State Street Bank and Trust Company

TABLE OF CONTENTS
ARTICLE                                                           Page
I. APPOINTMENT OF CUSTODIAN                                       1
II. POWERS AND DUTIES OF CUSTODIAN                                1
2.01  Safekeeping                                                 1
2.02  Manner of Holding Securities                                1
2.03  Security Purchases                                          2
2.04  Exchanges of Securities                                     2
2.05  Sales of Securities                                         3
2.06  Depositary Receipts                                         3
2.07  Exercise of Rights;  Tender Offers                          3
2.08  Stock Dividends, Rights, Etc.                               3
2.09  Options                                                     3
2.10  Futures Contracts                                           4
2.11  Borrowing                                                   4
2.12  Interest Bearing Deposits                                   4
2.13  Foreign Exchange Transactions                               5
2.14  Securities Loans                                            5
2.15  Collections                                                 6
2.16  Dividends, Distributions and Redemptions                    6
2.17  Proceeds from Shares Sold                                   6
2.18  Proxies, Notices, Etc.                                      6
2.19  Bills and Other Disbursements                               6
2.20  Nondiscretionary Functions                                  6
2.21  Bank Accounts                                               7
2.22  Deposit of Fund Assets in Securities Systems                7
2.23  Other Transfers                                             8
2.24  Establishment of Segregated Account                         9
2.25  Custodian's Books and Records .                             9
2.26  Opinion of Fund's Independent Certified Public Accountants  9
2.27  Reports of Independent Certified Public Accountants         9
2.28  Overdraft Facility                                          10

III. PROPER INSTRUCTIONS, SPECIAL INSTRUCTIONS
   AND RELATED MATTERS                                            10
3.01  Proper Instructions and Special Instructions                10
3.02  Authorized Persons                                          11
3.03  Persons Having Access to Assets of the  Portfolios          11
3.04  Actions of the Custodian Based on Proper Instructions and
Special Instructions                                              11

IV. SUBCUSTODIANS                                                 11
4.01  Domestic Subcustodians                                      11
4.02  Foreign Subcustodians and Interim Subcustodians             12
4.03  Special Subcustodians                                       12
4.04  Termination of a Subcustodian                               13
4.05  Certification Regarding Foreign Subcustodians               13

V. STANDARD OF CARE; INDEMNIFICATION                              13
5.01  Standard of Care                                            13
5.02  Liability of Custodian for Actions of Other Persons         14
5.03  Indemnification                                             15
5.04  Investment Limitations                                      15
5.05  Fund's Right to Proceed                                     16
VI. COMPENSATION                                                  16
VII. TERMINATION                                                  16
7.01  Termination of Agreement as to One or More Funds            16
7.02  Termination as to One or More Portfolios                    17
VIII. DEFINED TERMS                                               18
IX. MISCELLANEOUS                                                 18
9.01  Execution of Documents, Etc                                 18
9.02  Representative Capacity; Nonrecourse Obligations            18
9.03  Several Obligations of the Funds and the Portfolios         19
9.04  Representations and Warranties                              19
9.05  Entire Agreement                                            19
9.06  Waivers and Amendments                                      19
9.07  Interpretation                                              20
9.08  Captions                                                    20
9.09  Governing Law                                               20
9.10  Notices                                                     20
9.11  Assignment                                                  21
9.12  Counterparts                                                21
9.13  Confidentiality; Survival of Obligations                    21

APPENDICES
 Appendix "A" - List of Funds and Portfolios
 Appendix "B" - List of Additional Custodians,
Special Subcustodians and Foreign Subcustodians
 Appendix "C" - Procedures Relating to
Custodian's Security Interest


CUSTODIAN AGREEMENT
 AGREEMENT made as of the ___ day of _________ between each of the
Investment Companies listed on Appendix "A" hereto, as the same may be amended from time to time (each a "Fund" and collectively the "Funds")
and State Street Bank and Trust Company (the "Custodian").
W I T N E S S E T H
 WHEREAS, each Fund is or may be organized with one or more series of shares, each of which shall represent an interest in a separate portfolio of cash, securities and other assets (all such existing and additional series now or hereafter listed on Appendix "A" being hereinafter referred to individually, as a "Portfolio," and
collectively, as the "Portfolios"); and
 WHEREAS, each Fund desires to appoint the Custodian as custodian on behalf of each of its Portfolios in accordance with the provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, under the terms and conditions set forth in this Agreement, and the Custodian has agreed so to act as custodian.
 NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:
ARTICLE I
APPOINTMENT OF CUSTODIAN
 On behalf of each of its Portfolios, each Fund hereby employs and appoints the Custodian as a custodian, subject to the terms and provisions of this Agreement.  Each Fund shall deliver to the
Custodian, or shall cause to be delivered to the Custodian, cash, securities and other assets owned by each of its Portfolios from time to time during the term of this Agreement and shall specify to which of its Portfolios such cash, securities and other assets are to be specifically allocated.
ARTICLE II
POWERS AND DUTIES OF CUSTODIAN
 As custodian, the Custodian shall have and perform the powers and duties set forth in this Article II.  Pursuant to and in accordance with Article IV hereof, the Custodian may appoint one or more
Subcustodians (as hereinafter defined) to exercise the powers and perform the duties of the Custodian set forth in this Article II and references to the Custodian in this Article II shall include any
Subcustodian so appointed.
 Section 2.01.  Safekeeping.  The Custodian shall keep safely all cash, securities and other assets of each Fund's Portfolios delivered to the Custodian and, on behalf of such Portfolios, the Custodian shall, from time to time, accept delivery of cash, securities and other assets for safekeeping.
 Section 2.02.  Manner of Holding Securities.
  (a) The Custodian shall at all times hold securities of each Fund's
Portfolios either:  (i) by physical possession of the share
certificates or other instruments representing such securities in registered or bearer form; or (ii) in book-entry form by a Securities
System (as hereinafter defined) in accordance with the provisions of
Section 2.22 below.
  (b) The Custodian shall at all times hold registered securities of each Portfolio in the name of the Custodian, the Portfolio or a nominee of either of them, unless specifically directed by Proper
Instructions to hold such registered securities in so-called street name; provided that, in any event, all such securities and other assets shall be held in an account of the Custodian containing only assets of a Portfolio, or only assets held by the Custodian as a fiduciary or custodian for customers; and provided further, that the records of the Custodian shall indicate at all times the Portfolio or other customer for which such securities and other assets are held in such account and the respective interests therein.
 Section 2.03.  Security Purchases.  Upon receipt of Proper
Instructions (as hereinafter defined), the Custodian shall pay for and receive securities purchased for the account of a Portfolio, provided that payment shall be made by the Custodian only upon receipt of the securities:  (a) by the Custodian; (b) by a clearing corporation of a national securities exchange of which the Custodian is a member; or
(c) by a Securities System.  Notwithstanding the foregoing, upon receipt of Proper Instructions:  (i) in the case of a repurchase agreement, the Custodian may release funds to a Securities System prior to the receipt of advice from the Securities System that the securities underlying such repurchase agreement have been transferred by book-entry into the Account (as hereinafter defined) maintained with such Securities System by the Custodian, provided that the
Custodian's instructions to the Securities System require that the
Securities System may make payment of such funds to the other party to the repurchase agreement only upon transfer by book-entry of the securities underlying the repurchase agreement into the Account; (ii)
in the case of time deposits, call account deposits, currency deposits, and other deposits, foreign exchange transactions, futures contracts or options, pursuant to Sections 2.09, 2.10, 2.12 and 2.13 hereof, the Custodian may make payment therefor before receipt of an advice or confirmation evidencing said deposit or entry into such transaction; (iii) in the case of the purchase of securities, the settlement of which occurs outside of the United States of America, the Custodian may make payment therefor and receive delivery of such securities in accordance with local custom and practice generally accepted by Institutional Clients (as hereinafter defined) in the country in which the settlement occurs, but in all events subject to the standard of care set forth in Article V hereof; and (iv) in the case of the purchase of securities in which, in accordance with standard industry custom and practice generally accepted by
Institutional Clients with respect to such securities, the receipt of such securities and the payment therefor take place in different countries, the Custodian may receive delivery of such securities and make payment therefor in accordance with standard industry custom and practice for such securities generally accepted by Institutional
Clients, but in all events subject to the standard of care set forth in Article V hereof.  For purposes of this Agreement, an
"Institutional Client" shall mean a major commercial bank,
corporation, insurance company, or substantially similar institution, which, as a substantial part of its business operations, purchases or sells securities and makes use of custodial services.
 Section 2.04.  Exchanges of Securities.  Upon receipt of Proper
Instructions, the Custodian shall exchange securities held by it for the account of a Portfolio for other securities in connection with any reorganization, recapitalization, split-up of shares, change of par value, conversion or other event relating to the securities or the issuer of such securities, and shall deposit any such securities in accordance with the terms of any reorganization or protective plan.
The Custodian shall, without receiving Proper Instructions: surrender securities in temporary form for definitive securities; surrender securities for transfer into the name of the Custodian, a Portfolio or a nominee of either of them, as permitted by Section 2.02(b); and
surrender securities for a different number of certificates or instruments representing the same number of shares or same principal amount of indebtedness, provided that the securities to be issued will be delivered to the Custodian or a nominee of the Custodian.
 Section 2.05.  Sales of Securities.  Upon receipt of Proper
Instructions, the Custodian shall make delivery of securities which have been sold for the account of a Portfolio, but only against payment therefor in the form of:  (a) cash, certified check, bank cashier's check, bank credit, or bank wire transfer; (b) credit to the account of the Custodian with a clearing corporation of a national securities exchange of which the Custodian is a member; or (c) credit to the Account of the Custodian with a Securities System, in accordance with the provisions of Section 2.22 hereof.
Notwithstanding the foregoing: (i) in the case of the sale of securities, the settlement of which occurs outside of the United
States of America, such securities shall be delivered and paid for in accordance with local custom and practice generally accepted by
Institutional Clients in the country in which the settlement occurs, but in all events subject to the standard of care set forth in Article
V hereof; (ii) in the case of the sale of securities in which, in accordance with standard industry custom and practice generally accepted by Institutional Clients with respect to such securities, the delivery of such securities and receipt of payment therefor take place in different countries, the Custodian may deliver such securities and receive payment therefor in accordance with standard industry custom and practice for such securities generally accepted by Institutional
Clients, but in all events subject to the standard of care set forth in Article V hereof; and (iii) in the case of securities held in physical form, such securities shall be delivered and paid for in accordance with "street delivery custom" to a broker or its clearing agent, against delivery to the Custodian of a receipt for such securities, provided that the Custodian shall have taken reasonable steps to ensure prompt collection of the payment for, or the return of, such securities by the broker or its clearing agent, and provided further that the Custodian shall not be responsible for the selection of or the failure or inability to perform of such broker or its clearing agent.
 Section 2.06.  Depositary Receipts.  Upon receipt of Proper
Instructions, the Custodian shall surrender securities to the depositary used for such securities by an issuer of American
Depositary Receipts, Global Depository Receipts or International
Depositary Receipts (hereinafter referred to, collectively, as
"ADRs"), against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Custodian that the depositary has acknowledged receipt of instructions to issue ADRs with respect to such securities in the name of the Custodian or a nominee of the Custodian, for delivery to the Custodian at such place as the
Custodian may from time to time designate.  Upon receipt of Proper
Instructions, the Custodian shall surrender ADRs to the issuer thereof, against a written receipt therefor adequately describing the
ADRs surrendered and written evidence satisfactory to the Custodian that the issuer of the ADRs has acknowledged receipt of instructions to cause its depository to deliver the securities underlying such ADRs to the Custodian.
 Section 2.07.  Exercise of Rights; Tender Offers.  Upon receipt of
Proper Instructions, the Custodian shall:  (a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to the agent of such issuer or trustee, for the purpose of exercise or sale, provided that the new securities, cash or other assets, if any, acquired as a result of such actions are to be delivered to the
Custodian; and (b) deposit securities upon invitations for tenders thereof, provided that the consideration for such securities is to be paid or delivered to the Custodian, or the tendered securities are to be returned to the Custodian.  Notwithstanding any provision of this
Agreement to the contrary, the Custodian shall take all necessary action, unless otherwise directed to the contrary in Proper
Instructions, to comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership, and shall promptly notify each applicable Fund of such action in writing by facsimile transmission or in such other manner as such Fund and the Custodian may agree in writing.
 Section 2.08.  Stock Dividends, Rights, Etc.  The Custodian shall receive and collect all stock dividends, rights and other items of like nature and, upon receipt of Proper Instructions, take action with respect to the same as directed in such Proper Instructions.
 Section 2.09.  Options.  Upon receipt of Proper Instructions and in accordance with the provisions of any agreement between the Custodian, any registered broker-dealer and, if necessary, a Fund on behalf of any applicable Portfolio relating to compliance with the rules of the
Options Clearing Corporation or of any registered national securities exchange or similar organization(s), the Custodian shall:  (a) receive and retain confirmations or other documents, if any, evidencing the purchase or writing of an option on a security or securities index by the applicable Portfolio; (b) deposit and maintain in a segregated account, securities (either physically or by book-entry in a
Securities System), cash or other assets; and (c) pay, release and/or transfer such securities, cash or other assets in accordance with notices or other communications evidencing the expiration, termination or exercise of such options furnished by the Options Clearing
Corporation, the securities or options exchange on which such options are traded, or such other organization as may be responsible for handling such option transactions.  Each Fund, on behalf of its applicable Portfolios, and the broker-dealer shall be responsible for the sufficiency of assets held in any segregated account established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract.
 Section 2.10.  Futures Contracts.  Upon receipt of Proper
Instructions, or pursuant to the provisions of any futures margin procedural agreement among a Fund, on behalf of any applicable
Portfolio, the Custodian and any futures commission merchant (a
"Procedural Agreement"), the Custodian shall: (a) receive and retain confirmations, if any, evidencing the purchase or sale of a futures contract or an option on a futures contract by the applicable
Portfolio; (b) deposit and maintain in a segregated account, cash, securities and other assets designated as initial, maintenance or variation "margin" deposits intended to secure the applicable
Portfolio's performance of its obligations under any futures contracts purchased or sold or any options on futures contracts written by the
Portfolio, in accordance with the provisions of any Procedural
Agreement designed to comply with the rules of the Commodity Futures
Trading Commission and/or any commodity exchange or contract market
(such as the Chicago Board of Trade), or any similar organization(s), regarding such margin deposits; and (c) release assets from and/or transfer assets into such margin accounts only in accordance with any such Procedural Agreements.  Each Fund, on behalf of its applicable
Portfolios, and such futures commission merchant shall be responsible for the sufficiency of assets held in the segregated account in compliance with applicable margin maintenance requirements and the performance of any futures contract or option on a futures contract in accordance with its terms.
 Section 2.11.  Borrowing.  Upon receipt of Proper Instructions, the
Custodian shall deliver securities of a Portfolio to lenders or their agents, or otherwise establish a segregated account as agreed to by the applicable Fund on behalf of such Portfolio and the Custodian, as collateral for borrowings effected by such Portfolio, provided that such borrowed money is payable by the lender (a) to or upon the
Custodian's order, as Custodian for such Portfolio, and (b)
concurrently with delivery of such securities.
 Section 2.12.  Interest Bearing Deposits.
 Upon receipt of Proper Instructions directing the Custodian to purchase interest bearing fixed term and call deposits (hereinafter referred to collectively, as "Interest Bearing Deposits") for the account of a Portfolio, the Custodian shall purchase such Interest
Bearing Deposits in the name of the Portfolio with such banks or trust companies (including the Custodian, any Subcustodian or any subsidiary or affiliate of the Custodian) (hereinafter referred to as "Banking Institutions") and in such amounts as the applicable Fund may direct pursuant to Proper Instructions.  Such Interest Bearing Deposits may
be denominated in U.S. Dollars or other currencies, as the applicable
Fund on behalf of its Portfolio may determine and direct pursuant to
Proper Instructions.  The Custodian shall include in its records with respect to the assets of each Portfolio appropriate notation as to the amount and currency of each such Interest Bearing Bank Deposit, the accepting Banking Institution and all other appropriate details, and shall retain such forms of advice or receipt evidencing such account, if any, as may be forwarded to the Custodian by the Banking
Institution.  The responsibilities of the Custodian to each Fund for
Interest Bearing Deposits accepted on the Custodian's books in the
United States on behalf of the Fund's Portfolios shall be that of a
U.S. bank for a similar deposit.  With respect to Interest Bearing
Deposits other than those accepted on the Custodian's books, (a) the
Custodian shall be responsible for the collection of income as set forth in Section 2.15 and the transmission of cash and instructions to and from such accounts; and (b) the Custodian shall have no duty with respect to the selection of the Banking Institution or, so long as the
Custodian acts in accordance with Proper Instructions, for the failure of such Banking Institution to pay upon demand.  Upon receipt of
Proper Instructions, the Custodian shall take such reasonable actions as the applicable Fund deems necessary or appropriate to cause each such Interest Bearing Deposit Account to be insured to the maximum extent possible by all applicable deposit insurers including, without limitation, the Federal Deposit Insurance Corporation.
Section 2.13.  Foreign Exchange Transactions
 (a) Foreign Exchange Transactions Other Than as Principal.  Upon
receipt of Proper Instructions, the Custodian shall settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a
Portfolio with such currency brokers or Banking Institutions as the applicable Fund may determine and direct pursuant to Proper
Instructions.  The Custodian shall be responsible for the transmission of cash and instructions to and from the currency broker or Banking
Institution with which the contract or option is made, the safekeeping of all certificates and other documents and agreements evidencing or relating to such foreign exchange transactions and the maintenance of proper records as set forth in Section 2.25.  The Custodian shall have no duty with respect to the selection of the currency brokers or
Banking Institutions with which a Fund deals on behalf of its
Portfolios or, so long as the Custodian acts in accordance with Proper Instructions, for the failure of such brokers or Banking Institutions to comply with the terms of any contract or option.
 (b)  Foreign Exchange Contracts as Principal.  The Custodian shall not be obligated to enter into foreign exchange transactions as principal.  However, if the Custodian has made available to a Fund its services as a principal in foreign exchange transactions, upon receipt of Proper Instructions, the Custodian shall enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a
Portfolio of such Fund with the Custodian as principal.  The Custodian shall be responsible for the selection of the currency brokers or
Banking Institutions and the failure of such currency brokers or
Banking Institutions to comply with the terms of any contract or option.
 (c) Payments.  Notwithstanding anything to the contrary contained herein, upon receipt of Proper Instructions the Custodian may, in connection with a foreign exchange contract, make free outgoing payments of cash in the form of U.S. Dollars or foreign currency prior to receipt of confirmation of such foreign exchange contract or confirmation that the countervalue currency completing such contract has been delivered or received.
 Section 2.14.  Securities Loans.  Upon receipt of Proper
Instructions, the Custodian shall, in connection with loans of securities by a Portfolio, deliver securities of such Portfolio to the borrower thereof prior to receipt of the collateral, if any, for such borrowing; provided that, in cases of loans of securities secured by cash collateral, the Custodian's instructions to the Securities System shall require that the Securities System deliver the securities of the
Portfolio to the borrower thereof only upon receipt of the collateral for such borrowing.
 Section 2.15. Collections. The Custodian shall, and shall cause any Subcustodian to: (a) collect amounts due and payable to each Fund with respect to portfolio securities and other assets of each of such
Fund's Portfolios; (b) promptly credit to the account of each applicable Portfolio all income and other payments relating to portfolio securities and other assets held by the Custodian hereunder upon Custodian's receipt of such income or payments or as otherwise agreed in writing by the Custodian and the applicable Fund; (c)
promptly endorse and deliver any instruments required to effect such collections; (d) promptly execute ownership and other certificates and affidavits for all federal, state and foreign tax purposes in connection with receipt of income, capital gains or other payments with respect to portfolio securities and other assets of each applicable Portfolio, or in connection with the purchase, sale or transfer of such securities or other assets; and (e) promptly file any certificates or other affidavits for the refund or reclaim of foreign taxes paid, and promptly notify each applicable Fund of any changes to law, interpretative rulings or procedures regarding such reclaims, and otherwise use all available measures customarily used to minimize the imposition of foreign taxes at source, and promptly inform each applicable Fund of alternative means of minimizing such taxes of which the Custodian shall become aware (or with the exercise of reasonable care should have become aware); provided, however, that with respect to portfolio securities registered in so-called street name, the
Custodian shall use its best efforts to collect amounts due and payable to each Fund with respect to its Portfolios.  The Custodian shall promptly notify each applicable Fund in writing by facsimile transmission or in such other manner as each such Fund and the
Custodian may agree in writing if any amount payable with respect to portfolio securities or other assets of the Portfolios of such Fund(s)
is not received by the Custodian when due. The Custodian shall not be responsible for the collection of amounts due and payable with respect to portfolio securities or other assets that are in default.
 Section 2.16.  Dividends, Distributions and Redemptions.  The
Custodian shall promptly release funds or securities:  (a) upon receipt of Proper Instructions, to one or more Distribution Accounts designated by the applicable Fund or Funds in such Proper
Instructions; or (b) upon receipt of Special Instructions, as otherwise directed by the applicable Fund or Funds, for the purpose of the payment of dividends or other distributions to shareholders of each applicable Portfolio, and payment to shareholders who have requested repurchase or redemption of their shares of the Portfolio(s) (collectively, the "Shares"). For purposes of this Agreement, a
"Distribution Account" shall mean an account established at a Banking Institution designated by the applicable Fund on behalf of one or more of its Portfolios in Special Instructions.
 Section 2.17.  Proceeds from Shares Sold.  The Custodian shall receive funds representing cash payments received for Shares issued or sold from time to time by the Funds, and shall promptly credit such funds to the account(s) of the applicable Portfolio(s).  The Custodian shall promptly notify each applicable Fund of Custodian's receipt of cash in payment for Shares issued by such Fund by facsimile
transmission or in such other manner as the Fund and Custodian may agree in writing.  Upon receipt of Proper Instructions, the Custodian shall:  (a) deliver all federal funds received by the Custodian in payment for Shares in payment for such investments as may be set forth in such Proper Instructions and at a time agreed upon between the
Custodian and the applicable Fund; and (b) make federal funds available to the applicable Fund as of specified times agreed upon from time to time by the applicable Fund and the Custodian, in the amount of checks received in payment for Shares which are deposited to the accounts of each applicable Portfolio.
 Section 2.18.  Proxies, Notices, Etc.  The Custodian shall deliver to each applicable Fund, in the most expeditious manner practicable, all forms of proxies, all notices of meetings, and any other notices or announcements affecting or relating to securities owned by one or more of the applicable Fund's Portfolios that are received by the
Custodian, any Subcustodian, or any nominee of either of them, and, upon receipt of Proper Instructions, the Custodian shall execute and deliver, or cause such Subcustodian or nominee to execute and deliver, such proxies or other authorizations as may be required.  Except as directed pursuant to Proper Instructions, neither the Custodian nor any Subcustodian or nominee shall vote upon any such securities, or execute any proxy to vote thereon, or give any consent or take any other action with respect thereto.
 Section 2.19. Bills and Other Disbursements. Upon receipt of Proper Instructions, the Custodian shall pay or cause to be paid, all bills, statements, or other obligations of each Portfolio.
 Section 2.20.  Nondiscretionary Functions.  The Custodian shall attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer or other dealings with securities or other assets of each Portfolio held by the Custodian, except as otherwise directed from time to time pursuant to Proper
Instructions.
 Section 2.21.  Bank Accounts.
 (a) Accounts with the Custodian and any Subcustodians. The Custodian shall open and operate a bank account or accounts (hereinafter referred to collectively, as "Bank Accounts") on the books of the
Custodian or any Subcustodian provided that such account(s) shall be in the name of the Custodian or a nominee of the Custodian, for the account of a Portfolio, and shall be subject only to the draft or order of the Custodian; provided however, that such Bank Accounts in countries other than the United States may be held in an account of the Custodian containing only assets held by the Custodian as a fiduciary or custodian for customers, and provided further, that the records of the Custodian shall indicate at all times the Portfolio or other customer for which such securities and other assets are held in such account and the respective interests therein.  Such Bank Accounts may be denominated in either U.S. Dollars or other currencies. The responsibilities of the Custodian to each applicable Fund for deposits accepted on the Custodian's books in the United States shall be that of a U.S. bank for a similar deposit.  The responsibilities of the
Custodian to each applicable Fund for deposits accepted on any
Subcustodian's books shall be governed by the provisions of Section
5.02.
 (b) Accounts With Other Banking Institutions.  The Custodian may open and operate Bank Accounts on behalf of a Portfolio, in the name of the
Custodian or a nominee of the Custodian, at a Banking Institution other than the Custodian or any Subcustodian, provided that such account(s) shall be in the name of the Custodian or a nominee of the
Custodian, for the account of a Portfolio, and shall be subject only to the draft or order of the Custodian; provided however, that such
Bank Accounts may be held in an account of the Custodian containing only assets held by the Custodian as a fiduciary or custodian for customers, and provided further, that the records of the Custodian shall indicate at all times the Portfolio or other customer for which such securities and other assets are held in such account and the respective interests therein.  Such Bank Accounts may be denominated in either U.S. Dollars or other currencies.  Subject to the provisions of Section 5.01(a), the Custodian shall be responsible for the selection of the Banking Institution and for the failure of such
Banking Institution to pay according to the terms of the deposit.
 (c) Deposit Insurance.  Upon receipt of Proper Instructions, the
Custodian shall take such reasonable actions as the applicable Fund deems necessary or appropriate to cause each deposit account established by the Custodian pursuant to this Section 2.21 to be insured to the maximum extent possible by all applicable deposit insurers including, without limitation, the Federal Deposit Insurance
Corporation.
 Section 2.22.  Deposit of Fund Assets in Securities Systems.  The
Custodian may deposit and/or maintain domestic securities owned by a
Portfolio in:  (a) The Depository Trust Company; (b) the Participants
Trust Company; (c) any book-entry system as provided in (i) Subpart O of Treasury Circular No. 300, 31 CFR 306.115, (ii) Subpart B of
Treasury Circular Public Debt Series No. 27-76, 31 CFR 350.2, or (iii)
the book-entry regulations of federal agencies substantially in the form of 31 CFR 306.115; or (d) any other domestic clearing agency registered with the Securities and Exchange Commission ("SEC") under
Section 17A of the Securities Exchange Act of 1934 (or as may
otherwise be authorized by the Securities and Exchange Commission to serve in the capacity of depository or clearing agent for the securities or other assets of investment companies) which acts as a securities depository and the use of which each applicable Fund has previously approved by Special Instructions (as hereinafter defined)
(each of the foregoing being referred to in this Agreement as a
"Securities System").  Use of a Securities System shall be in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:
  (A) The Custodian may deposit and/or maintain securities held hereunder in a Securities System, provided that such securities are represented in an account ("Account") of the Custodian in the
Securities System which Account shall not contain any assets of the
Custodian other than assets held as a fiduciary, custodian, or otherwise for customers and shall be so designated on the books and records of the Securities System.
  (B) The Securities System shall be obligated to comply with the
Custodian's directions with respect to the securities held in such
Account and shall not be entitled to a lien against the assets in such
Account for extensions of credit to the Custodian other than for payment of the purchase price of such assets.
  (C) Each Fund hereby designates the Custodian as the party in whose name any securities deposited by the Custodian in the Account are to be registered.
  (D) The books and records of the Custodian shall at all times identify those securities belonging to each Portfolio which are maintained in a Securities System.
  (E) The Custodian shall pay for securities purchased for the account of a Portfolio only upon (w) receipt of advice from the Securities
System that such securities have been transferred to the Account of the Custodian, and (x) the making of an entry on the records of the
Custodian to reflect such payment and transfer for the account of such Portfolio. The Custodian shall transfer securities sold for the account of a Portfolio only upon (y) receipt of advice from the
Securities System that payment for such securities has been
transferred to the Account of the Custodian, and (z) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of such Portfolio.  Copies of all advices from the Securities System relating to transfers of securities for the account of a Portfolio shall identify such Portfolio and shall be maintained for such Portfolio by the Custodian.  The Custodian shall deliver to each applicable Fund on the next succeeding business day daily transaction reports which shall include each day's transactions in the Securities System for the account of each applicable Portfolio.
Such transaction reports shall be delivered to each applicable Fund or any agent designated by such Fund pursuant to Proper Instructions, by computer or in such other manner as such Fund and the Custodian may agree in writing.
  (F) The Custodian shall, if requested by a Fund pursuant to Proper Instructions, provide such Fund with all reports obtained by the
Custodian or any Subcustodian with respect to a Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.
  (G) Upon receipt of Special Instructions, the Custodian shall terminate the use of any Securities System (except the federal book-entry system) on behalf of any Portfolio as promptly as practicable and shall take all actions reasonably practicable to safeguard the securities of any Portfolio maintained with such
Securities System.
 Section 2.23.  Other Transfers.
 (a) Upon receipt of Proper Instructions, the custodian shall transfer to or receive from a third party that has been appointed to serve as an additional custodian of one or more Portfolios (an "Additional
Custodian") securities, cash and other assets of such Portfolio(s) in accordance with such Proper Instructions.  Each Additional Custodian shall be identified as such on Appendix B, as the same may be amended from time to time in accordance with the provisions of Section
9.06(c).
 (b) Upon receipt of Special Instructions, the Custodian shall make such other dispositions of securities, funds or other property of a
Portfolio in a manner or for purposes other than as expressly set forth in this Agreement, provided that the Special Instructions relating to such disposition shall include a statement of the purpose for which the delivery is to be made, the amount of funds and/or securities to be delivered, and the name of the person or persons to whom delivery is to be made, and shall otherwise comply with the provisions of Sections 3.01 and 3.03 hereof.
 Section 2.24.  Establishment of Segregated Account.  Upon receipt of
Proper Instructions, the Custodian shall establish and maintain on its books a segregated account or accounts for and on behalf of a
Portfolio, into which account or accounts may be transferred cash and/or securities or other assets of such Portfolio, including securities maintained by the Custodian in a Securities System pursuant to Section 2.22 hereof, said account or accounts to be maintained:
(a) for the purposes set forth in Sections 2.09, 2.10 and 2.11 hereof;
(b) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies;
or (c) for such other purposes as set forth, from time to time, in
Special Instructions.
 Section 2.25.  Custodian's Books and Records.  The Custodian shall provide any assistance reasonably requested by a Fund in the preparation of reports to such Fund's shareholders and others, audits of accounts, and other ministerial matters of like nature.  The
Custodian shall maintain complete and accurate records with respect to securities and other assets held for the accounts of each Portfolio as required by the rules and regulations of the SEC applicable to investment companies registered under the 1940 Act, including:  (a)
journals or other records of original entry containing a detailed and itemized daily record of all receipts and deliveries of securities
(including certificate and transaction identification numbers, if any), and all receipts and disbursements of cash; (b) ledgers or other records reflecting (i) securities in transfer, (ii) securities in physical possession, (iii) securities borrowed, loaned or
collateralizing obligations of each Portfolio, (iv) monies borrowed and monies loaned (together with a record of the collateral therefor and substitutions of such collateral), (v) dividends and interest received, (vi) the amount of tax withheld by any person in respect of any collection made by the Custodian or any Subcustodian, and (vii)
the amount of reclaims or refunds for foreign taxes paid; and (c)
cancelled checks and bank records related thereto.  The Custodian shall keep such other books and records of each Fund as such Fund shall reasonably request.  All such books and records maintained by the Custodian shall be maintained in a form acceptable to the applicable Fund and in compliance with the rules and regulations of the SEC, including, but not limited to, books and records required to be maintained by Section 31(a) of the 1940 Act and the rules and regulations from time to time adopted thereunder.  All books and records maintained by the Custodian pursuant to this Agreement shall at all times be the property of each applicable Fund and shall be available during normal business hours for inspection and use by such
Fund and its agents, including, without limitation, its independent certified public accountants.  Notwithstanding the preceding sentence, no Fund shall take any actions or cause the Custodian to take any actions which would cause, either directly or indirectly, the
Custodian to violate any applicable laws, regulations or orders.
 Section 2.26.  Opinion of Fund's Independent Certified Public
Accountants.  The Custodian shall take all reasonable action as a Fund may request to obtain from year to year favorable opinions from such
Fund's independent certified public accountants with respect to the
Custodian's activities hereunder in connection with the preparation of the Fund's Form N-1A and the Fund's Form N-SAR or other periodic reports to the SEC and with respect to any other requirements of the
SEC.
 Section 2.27.  Reports by Independent Certified Public Accountants.
At the request of a Fund, the Custodian shall deliver to such Fund a written report prepared by the Custodian's independent certified public accountants with respect to the services provided by the
Custodian under this Agreement, including, without limitation, the
Custodian's accounting system, internal accounting control and procedures for safeguarding cash, securities and other assets, including cash, securities and other assets deposited and/or maintained in a Securities System or with a Subcustodian.  Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by any Fund and as may reasonably be obtained by the Custodian.
 Section 2.28.  Overdraft Facility.  In the event that the Custodian is directed by Proper Instructions to make any payment or transfer of funds on behalf of a Portfolio for which there would be, at the close of business on the date of such payment or transfer, insufficient funds held by the Custodian on behalf of such Portfolio, the Custodian may, in its discretion, provide an overdraft (an "Overdraft") to the applicable Fund on behalf of such Portfolio, in an amount sufficient to allow the completion of such payment.  Any Overdraft provided hereunder:  (a) shall be payable on the next Business Day, unless otherwise agreed by the applicable Fund and the Custodian; and (b)
shall accrue interest from the date of the Overdraft to the date of payment in full by the applicable Fund on behalf of the applicable
Portfolio at a rate agreed upon in writing, from time to time, by the
Custodian and the applicable Fund.  The Custodian and each Fund acknowledge that the purpose of such Overdrafts is to temporarily finance the purchase or sale of securities for prompt delivery in accordance with the terms hereof, or to meet emergency expenses not reasonably foreseeable by such Fund.  The Custodian shall promptly notify each applicable Fund in writing (an "Overdraft Notice") of any
Overdraft by facsimile transmission or in such other manner as such
Fund and the Custodian may agree in writing.  At the request of the
Custodian, each applicable Fund, on behalf of one or more of its
Portfolios, shall pledge, assign and grant to the Custodian a security interest in certain specified securities of the applicable Portfolio, as security for Overdrafts provided to such Portfolio, under the terms and conditions set forth in Appendix "C" attached hereto.
ARTICLE III
PROPER INSTRUCTIONS, SPECIAL INSTRUCTIONS
AND RELATED MATTERS
 Section 3.01.  Proper Instructions and Special Instructions.
 (a) Proper Instructions.  As used herein, the term "Proper
Instructions" shall mean:  (i) a tested telex, a written (including, without limitation, facsimile transmission) request, direction, instruction or certification signed or initialed by or on behalf of the applicable Fund by one or more Authorized Persons (as hereinafter defined); (ii) a telephonic or other oral communication by one or more Authorized Persons; or (iii) a communication effected directly between an electro-mechanical or electronic device or system (including, without limitation, computers) by or on behalf of the applicable Fund by one or more Authorized Persons; provided, however, that
communications of the types described in clauses (ii) and (iii) above purporting to be given by an Authorized Person shall be considered
Proper Instructions only if the Custodian reasonably believes such communications to have been given by an Authorized Person with respect to the transaction involved. Proper Instructions in the form of oral communications shall be confirmed by the applicable Fund by tested telex or in writing in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions prior to the Custodian's receipt of such confirmation. Each Fund and the Custodian are hereby authorized to record any and all telephonic or other oral instructions communicated to the Custodian. Proper Instructions may relate to specific transactions or to types or classes of
transactions, and may be in the form of standing instructions.
 (b) Special Instructions.  As used herein, the term "Special
Instructions" shall mean Proper Instructions countersigned or confirmed in writing by the Treasurer or any Assistant Treasurer of the applicable Fund or any other person designated by the Treasurer of such Fund in writing, which countersignature or confirmation shall be
(i) included on the same instrument containing the Proper Instructions or on a separate instrument relating thereto, and (ii) delivered by hand, by facsimile transmission, or in such other manner as the applicable Fund and the Custodian agree in writing.
 (c) Address for Proper Instructions and Special Instructions. Proper Instructions and Special Instructions shall be delivered to the
Custodian at the address and/or telephone, telecopy or telex number agreed upon from time to time by the Custodian and the applicable
Fund.
 Section 3.02.  Authorized Persons.  Concurrently with the execution of this Agreement and from time to time thereafter, as appropriate, each Fund shall deliver to the Custodian, duly certified as
appropriate by a Treasurer or Assistant Treasurer of such Fund, a certificate setting forth:  (a) the names, titles, signatures and scope of authority of all persons authorized to give Proper
Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of such Fund (collectively, the
"Authorized Persons" and individually, an "Authorized Person"); and
(b) the names, titles and signatures of those persons authorized to issue Special Instructions.  Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Custodian of a similar certificate to the contrary.  Upon delivery of a certificate which deletes the name(s) of a person previously authorized by a Fund to give Proper Instructions or to issue Special Instructions, such persons shall no longer be considered an Authorized Person or authorized to issue Special
Instructions for that Fund.
 Section 3.03. Persons Having Access to Assets of the Portfolios. Notwithstanding anything to the contrary contained in this Agreement, no Authorized Person, Trustee, officer, employee or agent of any Fund shall have physical access to the assets of any Portfolio of that Fund held by the Custodian nor shall the Custodian deliver any assets of a
Portfolio for delivery to an account of such person; provided, however, that nothing in this Section 3.03 shall prohibit (a) any
Authorized Person from giving Proper Instructions, or any person authorized to issue Special Instructions from issuing Special
Instructions, so long as such action does not result in delivery of or access to assets of any Portfolio prohibited by this Section 3.03; or
(b) each Fund's independent certified public accountants from examining or reviewing the assets of the Portfolios of the Fund held by the Custodian. Each Fund shall deliver to the Custodian a written certificate identifying such Authorized Persons, Trustees, officers, employees and agents of such Fund.
 Section 3.04.  Actions of Custodian Based on Proper Instructions and
Special Instructions.  So long as and to the extent that the Custodian acts in accordance with (a) Proper Instructions or Special
Instructions, as the case may be, and (b) the terms of this Agreement, the Custodian shall not be responsible for the title, validity or genuineness of any property, or evidence of title thereof, received by it or delivered by it pursuant to this Agreement.
ARTICLE IV
SUBCUSTODIANS
 The Custodian may, from time to time, in accordance with the relevant provisions of this Article IV, appoint one or more Domestic
Subcustodians, Foreign Subcustodians, Interim Subcustodians and
Special Subcustodians to act on behalf of a Portfolio.  (For purposes of this Agreement, all duly appointed Domestic Subcustodians, Foreign Subcustodians, Interim Subcustodians, and Special Subcustodians are
hereinafter referred to collectively, as "Subcustodians.")
 Section 4.01.  Domestic Subcustodians.  The Custodian may, at any
time and from time to time, appoint any bank as defined in Section
2(a)(5) of the 1940 Act meeting the requirements of a custodian under
Section 17(f) of the 1940 Act and the rules and regulations
thereunder, to act on behalf of one or more Portfolios as a
subcustodian for purposes of holding cash, securities and other assets of such Portfolios and performing other functions of the Custodian within the United States (a "Domestic Subcustodian"); provided, that, the Custodian shall notify each applicable Fund in writing of the identity and qualifications of any proposed Domestic Subcustodian at least thirty (30) days prior to appointment of such Domestic
Subcustodian, and such Fund may, in its sole discretion, by written notice to the Custodian executed by an Authorized Person disapprove of the appointment of such Domestic Subcustodian.  If, following notice by the Custodian to each applicable Fund regarding appointment of a
Domestic Subcustodian and the expiration of thirty (30) days after the date of such notice, such Fund shall have failed to notify the
Custodian of its disapproval thereof, the Custodian may, in its discretion, appoint such proposed Domestic Subcustodian as its subcustodian.
 Section 4.02.  Foreign Subcustodians and Interim Subcustodians.
 (a) Foreign Subcustodians.  The Custodian may, at any time and from time to time, appoint: (i) any bank, trust company or other entity meeting the requirements of an "eligible foreign custodian" under
Section 17(f) of the 1940 Act and the rules and regulations thereunder or by order of the Securities and Exchange Commission exempted therefrom, or (ii) any bank as defined in Section 2(a)(5) of the 1940
Act meeting the requirements of a custodian under Section 17(f) of the
1940 Act and the rules and regulations thereunder to act on behalf of one or more Portfolios as a subcustodian for purposes of holding cash, securities and other assets of such Portfolios and performing other functions of the Custodian in countries other than the United States of America (a "Foreign Subcustodian"); provided, that, prior to the appointment of any Foreign Subcustodian, the Custodian shall have obtained written confirmation of the approval of the Board of Trustees or other governing body or entity of each applicable Fund on behalf of its applicable Portfolio(s) (which approval may be withheld in the sole discretion of such Board of Trustees or other governing body or entity) with respect to (i) the identity and qualifications of any proposed Foreign Subcustodian, (ii) the country or countries in which, and the securities depositories or clearing agencies, if any, through which, any proposed Foreign Subcustodian is authorized to hold securities and other assets of the applicable Portfolio(s), and (iii)
the form and terms of the subcustodian agreement to be entered into between such proposed Foreign Subcustodian and the Custodian.  Each such duly approved Foreign Subcustodian and the countries where and the securities depositories and clearing agencies through which they may hold securities and other assets of the applicable Portfolios shall be listed on Appendix "B" attached hereto, as it may be amended, from time to time, in accordance with the provisions of Section
9.06(c) hereof.  Each Fund shall be responsible for informing the
Custodian sufficiently in advance of a proposed investment by one of its Portfolios which is to be held in a country in which no Foreign
Subcustodian is authorized to act, in order that there shall be sufficient time for the Custodian to effect the appropriate
arrangements with a proposed foreign subcustodian, including obtaining approval as provided in this Section 4.02(a).  The Custodian shall not amend any subcustodian agreement entered into with a Foreign
Subcustodian, or agree to change or permit any changes thereunder, or waive any rights under such agreement, which materially affect a
Fund's rights  or the Foreign Subcustodian's obligations or duties to a Fund under such agreement, except upon prior approval pursuant to
Special Instructions.
 (b) Interim Subcustodians.  Notwithstanding the foregoing, in the event that a Portfolio shall invest in a security or other asset to be held in a country in which no Foreign Subcustodian is authorized to act, the Custodian shall promptly notify the applicable Fund in writing by facsimile transmission or in such other manner as such Fund and Custodian shall agree in writing of the unavailability of an approved Foreign Subcustodian in such country; and the Custodian shall, upon receipt of Special Instructions, appoint any Person designated by the applicable Fund in such Special Instructions to hold such security or other asset.  (Any Person appointed as a subcustodian pursuant to this Section 4.02(b) is hereinafter referred to as an
"Interim Subcustodian.")
 Section 4.03.  Special Subcustodians.  Upon receipt of Special
Instructions, the Custodian shall, on behalf of one or more
Portfolios, appoint one or more banks, trust companies or other entities designated in such Special Instructions to act as a subcustodian for purposes of:  (i) effecting third-party repurchase transactions with banks, brokers, dealers or other entities through the use of a common custodian or subcustodian; (ii) establishing a joint trading account for the applicable Portfolio(s) and other registered open-end management investment companies for which Fidelity Management & Research Company serves as investment adviser, through which such Portfolios and such other investment companies shall collectively participate in certain repurchase transactions; (iii)
providing depository and clearing agency services with respect to certain variable rate demand note securities; and (iv) effecting any other transactions designated by each applicable Fund in Special
Instructions.  (Each such designated subcustodian is hereinafter referred to as a "Special Subcustodian.")  Each such duly appointed
Special Subcustodian shall be listed on Appendix "B" attached hereto, as it may be amended from time to time in accordance with the provisions of Section 9.06(c) hereof.  In connection with the appointment of any Special Subcustodian, the Custodian shall enter into a subcustodian agreement with the Special Subcustodian in form and substance approved by each applicable Fund, provided that such agreement shall in all events comply with the provisions of the 1940
Act and the rules and regulations thereunder and the terms and provisions of this Agreement.  The Custodian shall not amend any subcustodian agreement entered into with a Special Subcustodian, or agree to change or permit any changes thereunder, or waive any rights under such agreement, except upon prior approval pursuant to Special
Instructions.
 Section 4.04.  Termination of a Subcustodian.  The Custodian shall
(i) cause each Domestic Subcustodian and Foreign Subcustodian to, and
(ii) use its best efforts to cause each Interim Subcustodian and
Special Subcustodian to, perform all of its obligations in accordance with the terms and conditions of the subcustodian agreement between the Custodian and such Subcustodian.  In the event that the Custodian is unable to cause such Subcustodian to fully perform its obligations thereunder, the Custodian shall forthwith, upon the receipt of Special Instructions, terminate such Subcustodian with respect to each applicable Fund and, if necessary or desirable, appoint a replacement Subcustodian in accordance with the provisions of Section 4.01 or
Section 4.02, as the case may be.  In addition to the foregoing, the
Custodian (A) may, at any time in its discretion, upon written notification to each applicable Fund, terminate any Domestic
Subcustodian, Foreign Subcustodian or Interim Subcustodian, and (B)
shall, upon receipt of Special Instructions, terminate any
Subcustodian with respect to each applicable Fund, in accordance with the termination provisions under the applicable subcustodian agreement.
 Section 4.05.  Certification Regarding Foreign Subcustodians.  Upon
request of a Fund, the Custodian shall deliver to such Fund a certificate stating:  (i) the identity of each Foreign Subcustodian then acting on behalf of the Custodian for such Fund and its
Portfolios; (ii) the countries in which and the securities
depositories and clearing agents through which each such Foreign
Subcustodian is then holding cash, securities and other assets of any
Portfolio of such Fund; and (iii) such other information as may be requested by such Fund to ensure compliance with Rule 17(f)-5 under the 1940 Act.
ARTICLE V
STANDARD OF CARE; INDEMNIFICATION
 Section 5.01.  Standard of Care.
 (a) General Standard of Care.  The Custodian shall exercise reasonable care and diligence in carrying out all of its duties and obligations under this Agreement, and shall be liable to each Fund for all loss, damage and expense suffered or incurred by such Fund or its
Portfolios resulting from the failure of the Custodian to exercise such reasonable care and diligence.
 (b) Actions Prohibited by Applicable Law, Etc.  In no event shall the
Custodian incur liability hereunder if the Custodian or any
Subcustodian or Securities System, or any subcustodian, securities depository or securities system utilized by any such Subcustodian, or any nominee of the Custodian or any Subcustodian (individually, a
"Person") is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of:  (i) any provision of any present or future law or regulation or order of the United
States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent
jurisdiction; or (ii) any act of God or war or other similar circumstance beyond the control of the Custodian, unless, in each case, such delay or nonperformance is caused by (A) the negligence, misfeasance or misconduct of the applicable Person, or (B) a malfunction or failure of equipment operated or utilized by the applicable Person other than a malfunction or failure beyond such
Person's control and which could not reasonably be anticipated and/or prevented by such Person.
 (c) Mitigation by Custodian.  Upon the occurrence of any event which causes or may cause any loss, damage or expense to any Fund or
Portfolio, (i) the Custodian shall, (ii) the Custodian shall cause any applicable Domestic Subcustodian or Foreign Subcustodian to, and (iii)
the Custodian shall use its best efforts to cause any applicable
Interim Subcustodian or Special Subcustodian to, use all commercially reasonable efforts and take all reasonable steps under the
circumstances to mitigate the effects of such event and to avoid continuing harm to the Funds and the Portfolios.
 (d) Advice of Counsel.  The Custodian shall be entitled to receive and act upon advice of counsel on all matters. The Custodian shall be without liability for any action reasonably taken or omitted in good faith pursuant to the advice of (i) counsel for the applicable Fund or
Funds, or (ii) at the expense of the Custodian, such other counsel as the applicable Fund(s) and the Custodian may agree upon; provided, however, with respect to the performance of any action or omission of any action upon such advice, the Custodian shall be required to conform to the standard of care set forth in Section 5.01(a).
 (e) Expenses of the Funds.  In addition to the liability of the
Custodian under this Article V, the Custodian shall be liable to each applicable Fund for all reasonable costs and expenses incurred by such
Fund in connection with any claim by such Fund against the Custodian arising from the obligations of the Custodian hereunder, including, without limitation, all reasonable attorneys' fees and expenses incurred by such Fund in asserting any such claim, and all expenses incurred by such Fund in connection with any investigations, lawsuits or proceedings relating to such claim; provided, that such Fund has recovered from the Custodian for such claim.
 (f) Liability for Past Records.   The Custodian shall have no
liability in respect of any loss, damage or expense suffered by a
Fund, insofar as such loss, damage or expense arises from the performance of the Custodian's duties hereunder by reason of the
Custodian's reliance upon records that were maintained for such Fund by entities other than the Custodian prior to the Custodian's appointment as custodian for such Fund.
 Section 5.02.  Liability of Custodian for Actions of Other Persons.
 (a) Domestic Subcustodians and Foreign Subcustodians.  The Custodian
shall be liable for the actions or omissions of any Domestic
Subcustodian or any Foreign Subcustodian to the same extent as if such action or omission were performed by the Custodian itself.  In the event of any loss, damage or expense suffered or incurred by a Fund caused by or resulting from the actions or omissions of any Domestic Subcustodian or Foreign Subcustodian for which the Custodian would otherwise be liable, the Custodian shall promptly reimburse such Fund in the amount of any such loss, damage or expense.
 (b) Interim Subcustodians.  Notwithstanding the provisions of Section
5.01 to the contrary, the Custodian shall not be liable to a Fund for any loss, damage or expense suffered or incurred by such Fund or any of its Portfolios resulting from the actions or omissions of an
Interim Subcustodian unless such loss, damage or expense is caused by, or results from, the negligence, misfeasance or misconduct of the
Custodian; provided, however, in the event of any such loss, damage or expense, the Custodian shall take all reasonable steps to enforce such rights as it may have against such Interim Subcustodian to protect the interests of the Funds and the Portfolios.
 (c) Special Subcustodians and Additional Custodians.  Notwithstanding
the provisions of Section 5.01 to the contrary and except as otherwise provided in any subcustodian or custodian agreement to which the
Custodian, a Fund and any Special Subcustodian or Additional Custodian
are parties, the Custodian shall not be liable to a Fund for any loss, damage or expense suffered or incurred by such Fund or any of its
Portfolios resulting from the actions or omissions of a Special
Subcustodian or Additional Custodian, unless such loss, damage or expense is caused by, or results from, the negligence, misfeasance or misconduct of the Custodian; provided, however, that in the event of any such loss, damage or expense, the Custodian shall take all reasonable steps to enforce such rights as it may have against any
Special Subcustodian or Additional Custodian to protect the interests of the Funds and the Portfolios.
 (d) Securities Systems.  Notwithstanding the provisions of Section
5.01 to the contrary, the Custodian shall not be liable to a Fund for any loss, damage or expense suffered or incurred by such Fund or any of its Portfolios resulting from the use by the Custodian of a
Securities System, unless such loss, damage or expense is caused by, or results from, the negligence, misfeasance or misconduct of the
Custodian; provided, however, that in the event of any such loss, damage or expense, the Custodian shall take all reasonable steps to enforce such rights as it may have against the Securities System to protect the interests of the Funds and the Portfolios.
 (e) Reimbursement of Expenses.  Each Fund agrees to reimburse the
Custodian for  all reasonable out-of-pocket expenses incurred by the
Custodian on behalf of such Fund in connection with the fulfillment of its obligations under this Section 5.02; provided, however, that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian.
 Section 5.03.  Indemnification.
 (a) Indemnification Obligations.  Subject to the limitations set forth in this Agreement, each Fund severally and not jointly agrees to indemnify and hold harmless the Custodian and its nominees from all loss, damage and expense (including reasonable attorneys' fees)
suffered or incurred by the Custodian or its nominee caused by or arising from actions taken by the Custodian on behalf of such Fund in the performance of its duties and obligations under this Agreement;
provided, however, that such indemnity shall not apply to loss, damage and expense occasioned by or resulting from the negligence,
misfeasance or misconduct of the Custodian or its nominee.  In addition, each Fund agrees severally and not jointly to indemnify any
Person against any liability incurred by reason of taxes assessed to such Person, or other loss, damage or expenses incurred by such
Person, resulting from the fact that securities and other property of such Fund's Portfolios are registered in the name of such Person;
provided, however, that in no event shall such indemnification be applicable to income, franchise or similar taxes which may be imposed or assessed against any Person.
 (b) Notice of Litigation, Right to Prosecute, Etc.  No Fund shall be liable for indemnification under this Section 5.03 unless a Person shall have promptly notified such Fund in writing of the commencement of any litigation or proceeding brought against such Person in respect of which indemnity may be sought under this Section 5.03.  With respect to claims in such litigation or proceedings for which indemnity by a Fund may be sought and subject to applicable law and the ruling of any court of competent jurisdiction, such Fund shall be entitled to participate in any such litigation or proceeding and, after written notice from such Fund to any Person, such Fund may assume the defense of such litigation or proceeding with counsel of its choice at its own expense in respect of that portion of the litigation for which such Fund may be subject to an indemnification obligation; provided, however, a Person shall be entitled to participate in (but not control) at its own cost and expense, the defense of any such litigation or proceeding if such Fund has not acknowledged in writing its obligation to indemnify the Person with respect to such litigation or proceeding.  If such Fund is not permitted to participate or control such litigation or proceeding under applicable law or by a ruling of a court of competent
jurisdiction, such Person shall reasonably prosecute such litigation or proceeding.  A Person shall not consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding without providing each applicable Fund with adequate notice of any such settlement or judgment, and without each such Fund's prior written consent.  All Persons shall submit written evidence to each applicable Fund with respect to any cost or expense for which they are seeking indemnification in such form and detail as such Fund may reasonably request.
 Section 5.04.  Investment Limitations.  If the Custodian has
otherwise complied with the terms and conditions of this Agreement in performing its duties generally, and more particularly in connection with the purchase, sale or exchange of securities made by or for a
Portfolio, the Custodian shall not be liable to the applicable Fund and such Fund agrees to indemnify the Custodian and its nominees, for any loss, damage or expense suffered or incurred by the Custodian and its nominees arising out of any violation of any investment or other limitation to which such Fund is subject.
 Section 5.05.  Fund's Right to Proceed.  Notwithstanding anything to the contrary contained herein, each Fund shall have, at its election upon reasonable notice to the Custodian, the right to enforce, to the extent permitted by any applicable agreement and applicable law, the
Custodian's rights against any Subcustodian, Securities System, or other Person for loss, damage or expense caused such Fund by such
Subcustodian, Securities System, or other Person, and shall be entitled to enforce the rights of the Custodian with respect to any claim against such Subcustodian, Securities System or other Person, which the Custodian may have as a consequence of any such loss, damage or expense, if and to the extent that such Fund has not been made whole for any such loss or damage.  If the Custodian makes such Fund whole for any such loss or damage, the Custodian shall retain the ability to enforce its rights directly against such Subcustodian,
Securities System or other Person.  Upon such Fund's election to enforce any rights of the Custodian under this Section 5.05, such Fund shall reasonably prosecute all actions and proceedings directly relating to the rights of the Custodian in respect of the loss, damage or expense incurred by such Fund; provided that, so long as such Fund has acknowledged in writing its obligation to indemnify the Custodian under Section 5.03 hereof with respect to such claim, such Fund shall retain the right to settle, compromise and/or terminate any action or proceeding in respect of the loss, damage or expense incurred by such
Fund without the Custodian's consent and provided further, that if such Fund has not made an acknowledgement of its obligation to indemnify, such Fund shall not settle, compromise or terminate any such action or proceeding without the written consent of the
Custodian, which consent shall not be unreasonably withheld or delayed.  The Custodian agrees to cooperate with each Fund and take all actions reasonably requested by such Fund in connection with such
Fund's enforcement of any rights of the Custodian.  Each Fund agrees to reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian on behalf of such Fund in connection with the fulfillment of its obligations under this Section 5.05; provided, however, that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian.
ARTICLE VI
COMPENSATION
 On behalf of each of its Portfolios, each Fund shall compensate the
Custodian in an amount, and at such times, as may be agreed upon in writing, from time to time, by the Custodian and such Fund.
ARTICLE VII
TERMINATION
 Section 7.01.  Termination of Agreement as to One or More Funds.
With respect to each Fund, this Agreement shall continue in full force and effect until the first to occur of:  (a) termination by the
Custodian by an instrument in writing delivered or mailed to such
Fund, such termination to take effect not sooner than ninety (90) days after the date of such delivery; (b) termination by such Fund by an instrument in writing delivered or mailed to the Custodian, such termination to take effect not sooner than thirty (30) days after the date of such delivery; or (c) termination by such Fund by written notice delivered to the Custodian, based upon such Fund's
determination that there is a reasonable basis to conclude that the
Custodian is insolvent or that the financial condition of the
Custodian is deteriorating in any material respect, in which case termination shall take effect upon the Custodian's receipt of such notice or at such later time as such Fund shall designate.  In the event of termination pursuant to this Section 7.01 by any Fund (a
"Terminating Fund"), each Terminating Fund shall make payment of all accrued fees and unreimbursed expenses with respect to such
Terminating Fund within a reasonable time following termination and delivery of a statement to the Terminating Fund setting forth such fees and expenses.  Each Terminating Fund shall identify in any notice of termination a successor custodian or custodians to which the cash, securities and other assets of its Portfolios shall, upon termination of this Agreement with respect to such Terminating Fund, be delivered.
In the event that no written notice designating a successor custodian shall have been delivered to the Custodian on or before the date when termination of this Agreement as to a Terminating Fund shall become effective, the Custodian may deliver to a bank or trust company doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities and other assets of such Terminating Fund's Portfolios held by the
Custodian and all instruments held by the Custodian relative thereto and all other property of the Terminating Fund's Portfolios held by the Custodian under this Agreement.  Thereafter, such bank or trust company shall be the successor of the Custodian with respect to such
Terminating Fund under this Agreement.  In the event that securities and other assets of such Terminating Fund's Portfolios remain in the possession of the Custodian after the date of termination hereof with respect to such Terminating Fund owing to failure of the Terminating
Fund to appoint a successor custodian, the Custodian shall be entitled to compensation for its services in accordance with the fee schedule most recently in effect, for such period as the Custodian retains possession of such securities and other assets, and the provisions of this Agreement relating to the duties and obligations of the Custodian and the Terminating Fund shall remain in full force and effect.  In the event of the appointment of a successor custodian, it is agreed that the cash, securities and other property owned by a Terminating
Fund and held by the Custodian, any Subcustodian or nominee shall be delivered to the successor custodian; and the Custodian agrees to cooperate with such Terminating Fund in the execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian for the Custodian under this
Agreement.
 Section 7.02.  Termination as to One or More Portfolios.  This
Agreement may be terminated as to one or more of a Fund's Portfolios
(but less than all of its Portfolios) by delivery of an amended
Appendix "A" deleting such Portfolios pursuant to Section 9.06(b)
hereof, in which case termination as to such deleted Portfolios shall take effect thirty (30) days after the date of such delivery.  The execution and delivery of an amended Appendix "A" which deletes one or more Portfolios shall constitute a termination of this Agreement only with respect to such deleted Portfolio(s), shall be governed by the preceding provisions of Section 7.01 as to the identification of a successor custodian and the delivery of cash, securities and other assets of the Portfolio(s) so deleted, and shall not affect the obligations of the Custodian and any Fund hereunder with respect to the other Portfolios set forth in Appendix "A," as amended from time to time.
ARTICLE VIII
DEFINED TERMS
 The following terms are defined in the following sections:
Term                                                  Section
Account                                               2.22
ADRs                                                  2.06
Additional Custodian                                  2.23(a)
Authorized Person(s)                                  3.02
Banking Institution                                   2.12
Business Day                                          Appendix "C"
Bank Accounts                                         2.21
Distribution Account                                  2.16
Domestic Subcustodian                                 4.01
Foreign Subcustodian                                  4.02(a)
Fund                                                  Preamble
Institutional Client                                  2.03
Interim Subcustodian                                  4.02(b)
Overdraft                                             2.28
Overdraft Notice                                      2.28
Person                                                5.01(b)
Portfolio                                             Preamble
Procedural Agreement                                  2.10
Proper Instructions                                   3.01(a)
SEC                                                   2.22
Securities System                                     2.22
Shares                                                2.16
Special Instructions                                  3.01(b)
Special Subcustodian                                  4.03
Subcustodian                                          Article IV
Terminating Fund                                      7.01
1940 Act                                              Preamble
ARTICLE IX
MISCELLANEOUS
 Section 9.01.  Execution of Documents, Etc.
  (a) Actions by each Fund.  Upon request, each Fund shall execute and deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations to such Fund under this Agreement or any applicable subcustodian agreement with respect to such Fund, provided that the exercise by the Custodian or any Subcustodian of any such rights shall in all events be in compliance with the terms of this Agreement.
  (b) Actions by Custodian.  Upon receipt of Proper Instructions, the
Custodian shall execute and deliver to each applicable Fund or to such other parties as such Fund(s) may designate in such Proper
Instructions, all such documents, instruments or agreements as may be reasonable and necessary or desirable in order to effectuate any of the transactions contemplated hereby.
 Section 9.02.  Representative Capacity; Nonrecourse Obligations.  A
COPY OF THE DECLARATION OF TRUST OR OTHER ORGANIZATIONAL DOCUMENT OF
EACH FUND IS ON FILE WITH THE SECRETARY OF THE STATE OF THE FUND'S
FORMATION, AND NOTICE IS HEREBY GIVEN THAT THIS AGREEMENT IS NOT
EXECUTED ON BEHALF OF THE TRUSTEES OF ANY FUND AS INDIVIDUALS, AND THE OBLIGATIONS OF THIS AGREEMENT ARE NOT BINDING UPON ANY OF THE
TRUSTEES, OFFICERS, SHAREHOLDERS OR PARTNERS OF ANY FUND INDIVIDUALLY,
BUT ARE BINDING ONLY UPON THE ASSETS AND PROPERTY OF EACH FUND'S
RESPECTIVE PORTFOLIOS.  THE CUSTODIAN AGREES THAT NO SHAREHOLDER,
TRUSTEE, OFFICER OR PARTNER OF ANY FUND MAY BE HELD PERSONALLY LIABLE
OR RESPONSIBLE FOR ANY OBLIGATIONS OF ANY FUND ARISING OUT OF THIS
AGREEMENT.
 Section 9.03.  Several Obligations of the Funds and the Portfolios.
WITH RESPECT TO ANY OBLIGATIONS OF A FUND ON BEHALF OF ANY OF ITS
PORTFOLIOS ARISING OUT OF THIS AGREEMENT, INCLUDING, WITHOUT
LIMITATION, THE OBLIGATIONS ARISING UNDER SECTIONS 2.28, 5.03, 5.05
and ARTICLE VI HEREOF, THE CUSTODIAN SHALL LOOK FOR PAYMENT OR
SATISFACTION OF ANY OBLIGATION SOLELY TO THE ASSETS AND PROPERTY OF
THE PORTFOLIO TO WHICH SUCH OBLIGATION RELATES AS THOUGH EACH FUND HAD SEPARATELY CONTRACTED WITH THE CUSTODIAN BY SEPARATE WRITTEN
INSTRUMENT WITH RESPECT TO EACH OF ITS PORTFOLIOS.
 Section 9.04.  Representations and Warranties.
  (a) Representations and Warranties of Each Fund.  Each Fund hereby severally and not jointly represents and warrants that each of the following shall be true, correct and complete with respect to each
Fund at all times during the term of this Agreement: (i) the Fund is duly organized under the laws of its jurisdiction of organization and is registered as an open-end management investment company under the
1940 Act; and (ii) the execution, delivery and performance by the Fund of this Agreement are (w) within its power, (x) have been duly authorized by all necessary action, and (y) will not (A) contribute to or result in a breach of or default under or conflict with any existing law, order, regulation or ruling of any governmental or regulatory agency or authority, or (B) violate any provision of the
Fund's corporate charter, Declaration of Trust or other organizational document, or bylaws, or any amendment thereof or any provision of its most recent Prospectus or Statement of Additional Information.
  (b) Representations and Warranties of the Custodian.  The Custodian
hereby represents and warrants to each Fund that each of the following shall be true, correct and complete at all times during the term of this Agreement: (i) the Custodian is duly organized under the laws of its jurisdiction of organization and qualifies to act as a custodian to open-end management investment companies under the provisions of the 1940 Act; and (ii) the execution, delivery and performance by the
Custodian of this Agreement are (w) within its power, (x) have been duly authorized by all necessary action, and (y) will not (A)
contribute to or result in a breach of or default under or conflict with any existing law, order, regulation or ruling of any governmental or regulatory agency or authority, or (B) violate any provision of the Custodian's corporate charter, or other organizational document, or bylaws, or any amendment thereof.
 Section 9.05.  Entire Agreement.  This Agreement constitutes the entire understanding and agreement of the Fund, on the one hand, and the Custodian, on the other, with respect to the subject matter hereof and accordingly, supersedes as of the effective date of this Agreement any custodian agreement heretofore in effect between each Fund and the
Custodian.
 Section 9.06.  Waivers and Amendments.  No provision of this
Agreement may be waived, amended or terminated except by a statement in writing signed by the party against which enforcement of such waiver, amendment or termination is sought; provided, however:  (a)
Appendix "A" listing the Portfolios of each Fund for which the
Custodian serves as custodian may be amended from time to time to add one or more Portfolios for one or more Funds, by each applicable
Fund's execution and delivery to the Custodian of an amended Appendix
"A", and the execution of such amended Appendix by the Custodian, in which case such amendment shall take effect immediately upon execution by the Custodian; (b) Appendix "A" may be amended from time to time to delete one or more Portfolios (but less than all of the Portfolios) of one or more of the Funds, by each applicable Fund's execution and delivery to the Custodian of an amended Appendix "A", in which case such amendment shall take effect thirty (30) days after such delivery, unless otherwise agreed by the Custodian and each applicable Fund in writing; (c) Appendix "B" listing Foreign Subcustodians, Special
Subcustodians and Additional Custodians approved by any Fund may be amended from time to time to add or delete one or more Foreign
Subcustodians or Special Subcustodians for a Fund or Funds by each applicable Fund's execution and delivery to the Custodian of an amended Appendix "B", in which case such amendment shall take effect immediately upon execution by the Custodian; and (d) Appendix "C"
setting forth the procedures relating to the Custodian's security interest with respect to each Fund may be amended only by an instrument in writing executed by each applicable Fund and the
Custodian.
 Section 9.07.  Interpretation.  In connection with the operation of this Agreement, the Custodian and any Fund may agree in writing from time to time on such provisions interpretative of or in addition to the provisions of this Agreement with respect to such Fund as may in their joint opinion be consistent with the general tenor of this
Agreement.  No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement or affect any other Fund.
 Section 9.08.  Captions.  Headings contained in this Agreement, which are included as convenient references only, shall have no bearing upon the interpretation of the terms of the Agreement or the obligations of the parties hereto.
 Section 9.09.  Governing Law.  Insofar as any question or dispute may arise in connection with the custodianship of foreign securities pursuant to an agreement with a Foreign Subcustodian that is governed by the laws of the State of New York, the provisions of this Agreement shall be construed in accordance with and governed by the laws of the
State of New York, provided that in all other instances this Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, in each case without giving effect to principles of conflicts of law.
 Section 9.10.  Notices.  Except in the case of Proper Instructions or
Special Instructions, notices and other writings contemplated by this
Agreement shall be delivered by hand or by facsimile transmission
(provided that in the case of delivery by facsimile transmission, notice shall also be mailed postage prepaid to the parties at the following addresses:
  (a) If to any Fund:
      c/o Fidelity Management & Research Company
      82 Devonshire Street
      Boston, Massachusetts 02109
      Attn:  Treasurer of the Fidelity Funds
      Telephone:  (617) 563-3565
      Telefax:  (617) 476-4195
  (b) If to the Custodian:
      State Street Bank and Trust Company
      1776 Heritage Drive
      North Quincy, MA  02171-2197
      Attn:  Abigail C. Raymond
      Telephone:  (617) 985-6606
      Telefax:  (617) 985-0280
or to such other address as a Fund or the Custodian may have designated in writing to the other.
 Section 9.11.  Assignment.  This Agreement shall be binding on and shall inure to the benefit of each Fund severally and the Custodian and their respective successors and assigns, provided that, subject to the provisions of Section 7.01 hereof, neither the Custodian nor any
Fund may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.
 Section 9.12.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.
With respect to each Fund, this Agreement shall become effective when one or more counterparts have been signed and delivered by such Fund and the Custodian.
 Section 9.13.  Confidentiality; Survival of Obligations.  The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations.  All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any bank examiner of the Custodian or any Subcustodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.  The provisions of this Section 9.13 and
Sections 9.01, 9.02, 9.03, 9.09, Section 2.28, Section 3.04, Section
7.01, Article V and Article VI hereof and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this
Agreement.
 IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf on the day and year first above written.
Each of the Investment Companies Listed on   State Street Bank and Trust Company
Appendix "A" Attached Hereto, on Behalf
of each of Their Respective Portfolios
By:                                            By:
Name:                                          Name:
Title:                                         Title:

Appendix "C" to the
Custodian Agreement
Between
Each of the Investment Companies
Listed on Appendix "A" Thereto
And
State Street Bank and Trust Company
Dated as of ______________
PROCEDURES RELATING TO CUSTODIAN'S SECURITY INTEREST
 As security for any Overdrafts (as defined in the Custodian Agreement) of any Portfolio, the applicable Fund, on behalf of such Portfolio, shall pledge, assign and grant to the Custodian a security interest in Collateral (as hereinafter defined), under the terms, circumstances and conditions set forth in this Appendix "C".
 Section 1. Defined Terms. As used in this Appendix "C" the following terms shall have the following respective meanings:
 (a) "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which the Custodian is closed for business.
 (b) "Collateral" shall mean, with respect to any Portfolio, securities held by the Custodian on behalf of the Portfolio having a fair market value (as determined in accordance with the procedures set forth in the prospectus for the Portfolio) equal to the aggregate of all Overdraft Obligations of such Portfolio: (i) identified in any Pledge Certificate executed on behalf of such Portfolio; or (ii) designated by the Custodian for such Portfolio pursuant to Section 3 of this Appendix C. Such securities shall consist of marketable securities held by the Custodian on behalf of such Portfolio or, if no such marketable securities are held by the Custodian on behalf of such Portfolio, such other securities designated by the applicable Fund in the applicable Pledge Certificate or by the Custodian pursuant to
Section 3 of this Appendix C.
 (c) "Overdraft Obligations" shall mean, with respect to any Portfolio, the amount of any outstanding Overdraft(s) provided by the Custodian to such Portfolio together with all accrued interest thereon.
 (d) "Pledge Certificate" shall mean a Pledge Certificate in the form attached to this Appendix "C" as Schedule 1 executed by a duly authorized officer of the applicable Fund and delivered by such Fund to the Custodian by facsimile transmission or in such other manner as the applicable Fund and the Custodian may agree in writing.
 (e) "Release Certificate" shall mean a Release Certificate in the form attached to this Appendix "C" as Schedule 2 executed by a duly authorized officer of the Custodian and delivered by the Custodian to the applicable Fund by facsimile transmission or in such other manner as such Fund and the Custodian may agree in writing.
 (f) "Written Notice" shall mean a written notice executed by a duly authorized officer of the party delivering the notice and delivered by facsimile transmission or in such other manner as the applicable Fund and the Custodian shall agree in writing.
 Section 2. Pledge of Collateral. To the extent that any Overdraft Obligations of a Portfolio are not satisfied by the close of business on the first Business Day following the Business Day on which the applicable Fund receives Written Notice requesting security for such Overdraft Obligation and stating the amount of such Overdraft Obligation, the applicable Fund, on behalf of such Portfolio, shall pledge, assign and grant to the Custodian a first priority security interest, by delivering to the Custodian, a Pledge Certificate executed by such Fund on behalf of such Portfolio describing the applicable Collateral. Such Written Notice may, in the discretion of the Custodian, be included within or accompany the Overdraft Notice relating to the applicable Overdraft Obligations.
 Section 3. Failure to Pledge Collateral. In the event that the applicable Fund shall fail: (a) to pay, on behalf of the applicable Portfolio, the Overdraft Obligation described in such Written Notice;
(b) to deliver to the Custodian a Pledge Certificate pursuant to
Section 2; or (c) to identify substitute securities pursuant to
Section 6 upon the sale or maturity of any securities identified as Collateral, the Custodian may, by Written Notice to the applicable Fund specify Collateral which shall secure the applicable Overdraft Obligation. Such Fund, on behalf of any applicable Portfolio, hereby pledges, assigns and grants to the Custodian a first priority security interest in any and all Collateral specified in such Written Notice; provided that such pledge, assignment and grant of security shall be deemed to be effective only upon receipt by the applicable Fund of such Written Notice.
 Section 4. Delivery of Additional Collateral. If at any time the Custodian shall notify a Fund by Written Notice that the fair market value of the Collateral securing any Overdraft Obligation of one of such Fund's Portfolios is less than the amount of such Overdraft Obligation, such Fund, on behalf of the applicable Portfolio, shall deliver to the Custodian, within one (1) Business Day following the Fund's receipt of such Written Notice, an additional Pledge Certificate describing additional Collateral. If such Fund shall fail to deliver such additional Pledge Certificate, the Custodian may specify Collateral which shall secure the unsecured amount of the applicable Overdraft Obligation in accordance with Section 3 of this Appendix C.
 Section 5. Release of Collateral. Upon payment by a Fund, on behalf of one of its Portfolios, of any Overdraft Obligation secured by the pledge of Collateral, the Custodian shall promptly deliver to such Fund a Release Certificate pursuant to which the Custodian shall release Collateral from the lien under the applicable Pledge Certificate or Written Notice pursuant to Section 3 having a fair market value equal to the amount paid by such Fund on account of such Overdraft Obligation. In addition, if at any time a Fund shall notify the Custodian by Written Notice that such Fund desires that specified Collateral be released and: (a) that the fair market value of the Collateral securing any Overdraft Obligation shall exceed the amount of such Overdraft Obligation; or (b) that the Fund has delivered a Pledge Certificate substituting Collateral for such Overdraft Obligation, the Custodian shall deliver to such Fund, within one (1) Business Day following the Custodian's receipt of such Written Notice, a Release Certificate relating to the Collateral specified in such Written Notice.
 Section 6. Substitution of Collateral. A Fund may substitute securities for any securities identified as Collateral by delivery to the Custodian of a Pledge Certificate executed by such Fund on behalf of the applicable Portfolio, indicating the securities pledged as Collateral.
 Section 7. Security for Individual Portfolios' Overdraft Obligations. The pledge of Collateral by a Fund on behalf of any of its individual Portfolios shall secure only the Overdraft Obligations of such Portfolio. In no event shall the pledge of Collateral by one of a Fund's Portfolios be deemed or considered to be security for the Overdraft Obligations of any other Portfolio of such Fund or of any other Fund.
 Section 8. Custodian's Remedies. Upon (a) a Fund's failure to pay any Overdraft Obligation of an applicable Portfolio within thirty (30) days after receipt by such Fund of a Written Notice demanding security therefore, and (b) one (1) Business Day's prior Written Notice to such Fund, the Custodian may elect to enforce its security interest in the Collateral securing such Overdraft Obligation, by taking title to (at the then prevailing fair market value), or selling in a commercially reasonable manner, so much of the Collateral as shall be required to pay such Overdraft Obligation in full. Notwithstanding the provisions of any applicable law, including, without limitation, the Uniform Commercial Code, the remedy set forth in the preceding sentence shall be the only right or remedy to which the Custodian is entitled with respect to the pledge and security interest granted pursuant to any Pledge Certificate or Section 3. Without limiting the foregoing, the Custodian hereby waives and relinquishes all contractual and common law rights of set off to which it may now or hereafter be or become entitled with respect to any obligations of any Fund to the Custodian arising under this Appendix "C" to the Agreement.
 IN WITNESS WHEREOF, each of the parties has caused this Appendix to be executed in its name and behalf on the day and year first above written.

Each of the Investment Companies Listed on            State Street Bank and Trust Company
Schedule A to the Custodian Agreement, on
Behalf of Each of Their Respective Portfolios
By:                                                   By:
Name:                                                 Name:
Title:                                                Title:

SCHEDULE 1
TO
APPENDIX "C"
PLEDGE CERTIFICATE
 This Pledge Certificate is delivered pursuant to the Custodian
Agreement dated as of ____ (the "Agreement"), between [          ]
(the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Agreement. Pursuant to [Section 2 or Section 4] of Appendix "C" attached to the
Agreement, the Fund, on behalf of [         ] (the "Portfolio"),
hereby pledges, assigns and grants to the Custodian a first priority security interest in the securities listed on Exhibit "A" attached to this Pledge Certificate (collectively, the "Pledged Securities").
Upon delivery of this Pledge Certificate, the Pledged Securities shall constitute Collateral, and shall secure all Overdraft Obligations of the Portfolio described in that certain Written Notice dated
, 19 , delivered by the Custodian to the Fund. The pledge, assignment and grant of security in the Pledged Securities hereunder shall be subject in all respect to the terms and conditions of the Agreement, including, without limitation, Sections 7 and 8 of Appendix "C" attached thereto.
 IN WITNESS WHEREOF, the Fund has caused this Pledge Certificate to be
executed in its name, on behalf of the Portfolio this         day of
19  .
                                      [FUND], on Behalf of [Portfolio]
                                      By:      ___________________
                                      Name:    ___________________
                                      Title:   ___________________

EXHIBIT "A"
TO
PLEDGE CERTIFICATE
                 Type of             Certificate/CUSIP             Number of

Issuer           Security            Numbers                       Shares

SCHEDULE 2
TO
APPENDIX "C"
RELEASE CERTIFICATE
 This Release Certificate is delivered pursuant to the Custodian
Agreement dated as of ____ (the "Agreement"), between [          ]
(the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Agreement. Pursuant to Section 5 of Appendix "C" attached to the Agreement, the Custodian hereby releases the securities listed on Exhibit "A" attached to this Release Certificate from the lien under the [Pledge
Certificate dated          , 19   or the Written Notice delivered
pursuant to Section 3 of Appendix "C" dated       , 19  ].
 IN WITNESS WHEREOF, the Custodian has caused this Release Certificate
to be executed in its name and on its behalf this         day of 19  .
                                   State Street Bank and Trust Company
                                   By:      ______________________
                                   Name:    ______________________
                                   Title:   ______________________

EXHIBIT "A"
TO
RELEASE  CERTIFICATE
                Type of           Certificate/CUSIP            Number of

Issuer          Security          Numbers                      Shares